Exhibit 10.11

IDT Corporation 520 Broad Street Newark, NJ 07102

June 20, 2005

Mr. Christopher O’Loughlin

149 West 80th Street #2A

New York, NY 10024

Dear Chris:

I am pleased to confirm your salary and position as Vice President, Sales and Marketing for IDT Spectrum reporting to me. Effective June 20, 2005 your salary will be at the rate of $165,000 per year. In addition, you will participate in an equity program to be determined at a later date.

Sincerely,

/s/ John Petrillo
John Petrillo CEO and Chairman of the Board IDT Spectrum, Inc.